UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1 )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Golden Grain Energy, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

Additional Soliciting Materials

On December 23, 2014, Golden Grain Energy (the "Company") filed a Definitive Proxy Statement for the Company's 2015 Annual Meeting to be held on Monday, February 16, 2015 (the "Proxy Statement"). On January 23, 2015, the Company sent out a corrected RSVP card to its members with the correct date of the 2015 Annual Meeting. The text of the corrected RSVP card is set forth below.

** CORRECTION **

The proxy card (ballot) that was sent out earlier had an incorrect date in the RSVP box. The date of the Golden Grain Energy, LLC 2015 Annual Meeting is Monday February 16, 2015. The box should read as follows:

I would like to attend Golden Grain Energy LLC
Annual Member Meeting on Monday February 16, 2015 at the
Knights of Columbus, 551 S. Taft Ave, Mason City, Iowa.
Registration and Lunch is 12:00 pm; Meeting around 1:00 pm.

# of People Attending: _________

Member Name: